UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

EMS TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

MMI INVESTMENTS, L.P. MMI PLUS, L.P. MCM CAPITAL MANAGEMENT, LLC CLAY B. LIFFLANDER JEROME J. LANDE THEODORE E. MARTIN SAMME L. THOMPSON CARROLL R. WETZEL, JR.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MMI Investments, L.P., together with the other Participants named herein (collectively, “MMI Investments”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2011 annual meeting of stockholders (the “Annual Meeting”) of EMS Technologies, Inc., a Georgia corporation (the “Company”).  MMI Investments has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On February 2, 2011, MMI Investments issued the following press release:

MMI INVESTMENTS, L.P. ANNOUNCES DIRECTOR NOMINATIONS FOR
EMS TECHNOLOGIES, INC.

NOMINATES FOUR HIGHLY-QUALIFIED, INDEPENDENT NOMINEES
COMMITTED TO THE MAXIMIZATION OF STOCKHOLDER VALUE

NEW YORK, NY, February 2, 2011 - - MMI Investments, L.P., the second-largest stockholder of EMS Technologies, Inc. (Nasdaq: ELMG), owning approximately 7.7% of the shares outstanding, announced today that it has formally nominated, in accordance with EMS’ bylaws, a slate of four highly-qualified and independent director nominees for election to the EMS Board of Directors at the upcoming 2011 annual meeting of stockholders.

MMI’s highly-qualified, independent director nominees are:

•
Samme L. Thompson – Former Senior Vice President, Global Strategy and Corporate Business Development, of Motorola Corporation; Former Manager and Director, Corporate Strategy, of AT&T Information Systems; Member of the Board: American Tower Corporation (NYSE: AMT), a leading wireless and broadcast communications infrastructure company, and USA Mobility, Inc. (Nasdaq: USMO), a leading provider of reliable and affordable wireless communications solutions;

•
Theodore E. Martin – Former CEO of Barnes Group Inc. (NYSE: B), a $1 billion manufacturer and distributor of componentry for aerospace and industrial markets; Member of the Board: Ingersoll-Rand plc (NYSE: IR), a global diversified manufacturing company, and C. R. Bard Corporation (NYSE: BCR), a leading multi-national medical products company;

•
Carroll R. Wetzel, Jr. – Former Co-Head of the M&A Group of Chase Manhattan Bank; Member of the Board: Exide Technologies (Nasdaq: XIDE), a leading manufacturer of batteries for transportation and industrial markets, and PHH Corporation (NYSE: PHH), a leading provider of mortgage and fleet management services.  Former Non-Executive Chairman of the Board of Safety Components International, Inc. (formerly Nasdaq: SAFY); Former Vice Chairman and Lead Independent Director of Arch Wireless, Inc. (formerly Nasdaq: AWIN); and

•
Jerome J. Lande – Partner of MCM Capital Management, LLC, the general partner of MMI Investments, L.P., a deep-value, small-cap investment fund where Mr. Lande is responsible for all areas of portfolio management.  MMI Investments is the second largest stockholder of EMS; Former Corporate Development Officer of Key Components, Inc., a global diversified industrial manufacturer (formerly an SEC reporting company) that was acquired by Actuant Corporation (NYSE: ATU).

Jerome J. Lande, an MMI Partner and director nominee, stated “Over the last decade, EMS has spent nearly $150 million on acquisitions (roughly half its current market cap), taken asset write-downs of over $50 million and had four different CEOs.  During this time, there have been two constants: 1) EMS’ lackluster stock price and financial performance, and 2) Chairman Jack Mowell’s leadership of the Board of Directors, half of whom spent their careers principally in academia or government.  We believe immediate change on the Board is necessary for stockholders to maximize the value of their investment in EMS.  For this reason, we have nominated director candidates who we believe have the experience and the skill-set necessary to create positive change at EMS.”

The date of the 2011 annual meeting of stockholders of EMS has not yet been announced.  Last year’s annual meeting of stockholders was held on May 11, 2010.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

MMI Investments, L.P. (“MMI Investments”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2011 annual meeting of stockholders of EMS Technologies, Inc., a Georgia corporation (the “Company”).

MMI INVESTMENTS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are MMI Investments, a Delaware limited partnership, MMI Plus, L.P. (“MMI Plus”), a Delaware limited partnership, MCM Capital Management, LLC, a Delaware limited liability company, Clay B. Lifflander, Jerome J. Lande, Theodore E. Martin, Samme L. Thompson and Carroll R. Wetzel, Jr. (collectively, the “Participants”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by MMI Investments with the SEC on July 16, 2010, as amended or may be amended from time to time (the “Schedule 13D”).  The Schedule 13D is currently available at no charge on the SEC’s web site at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 1,184,700 shares of Common Stock of the Company, consisting of (i) 1,182,000 shares of Common Stock owned directly by MMI Investments and (ii) 2,700 shares of Common Stock owned directly by MMI Plus.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of Common Stock of the Company owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.